UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 10, 2014

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction

of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

100 Somerset Corporate Blvd., Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 10, 2014, iGATE Corporation (the “Company”) held its Annual Meeting of Shareholders, at which two proposals were submitted to, and approved by, the Company’s shareholders. The proposals are described in detail in the Company’s proxy statement for the 2014 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 12, 2014. The final results for the votes regarding each proposal are set forth below.

Proposal 1. Election to the Company’s Board of Directors of two (2) Class C directors to serve for a three-year term. The votes regarding this proposal were as follows:

Nominee	Votes For	Votes Withheld
Sunil Wadhwani	72,517,202	1,264,202
Goran Lindahl	72,457,530	1,323,874

Proposal 2. Approval of the advisory (non-binding) vote on executive compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
61,999,744	11,773,665	7,995	0

No other matters were submitted for shareholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Senior Vice President – Legal & Corporate Secretary

April 11, 2014